UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2019
Cidara Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36912	46-1537286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
(858) 752-6170
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2019, Cidara Therapeutics, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with Biotechnology Value Fund, L.P. and certain of its affiliated entities (collectively, “BVF”), pursuant to which BVF exchanged an aggregate of 1,200,000 shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), beneficially owned by BVF for an aggregate of 120,000 shares (the “Exchange Shares”) of the Company’s Series X Convertible Preferred Stock, par value $0.0001 per share (the “Series X Preferred Stock”).

Each share of Series X Preferred Stock is convertible into 10 shares of Common Stock (subject to adjustment as provided in the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock, a copy of which is attached to the Exchange Agreement as Exhibit A), provided, that a holder of Series X Preferred Stock may not convert any portion of such holder’s Series X Preferred Stock that, after giving effect to such conversion, would result in such holder’s beneficial ownership exceeding 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. The shares of Series X Preferred Stock generally have no voting rights, except as required by law and except that the consent of the holders of a majority of the outstanding Series X Preferred Stock is required to amend the terms of the Series X Preferred Stock and to approve certain corporate actions.

The Exchange Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2019, Scott Rocklage, Ph.D. notified the Company that he intends to retire from the Company’s Board of Directors (the “Board”) at the Company’s 2019 annual meeting of stockholders (the “Annual Meeting”), which is the end of his current term. Accordingly, Dr. Rocklage will not stand for re-election as a Class I director at the Annual Meeting.

In connection with Dr. Rocklage’s retirement from the Board, the Board has determined that effective immediately following the Annual Meeting, the size of the Board shall be six members, with two members comprising each class of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Exchange Agreement, dated March 22, 2019, between the Company and Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Biotechnology Value Trading Fund OS, L.P. and MSI BVF SPV, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cidara Therapeutics, Inc.

Date: March 22, 2019	/s/ Jeffrey L. Stein
Jeffrey L. Stein
President and Chief Executive Officer (Principal Executive Officer)